Exhibit 99.1

IMMEDIATE

Dana Holding Corporation Announces Fourth-Quarter,

Full-Year 2014 Financial Results

Full-Year Highlights

•	Sales of $6.6 billion

•	Net income attributable to Dana of $319 million

•	Adjusted EBITDA of $746 million, providing a record margin of 11.3 percent, sixth consecutive year of margin expansion

•	Diluted adjusted EPS increased 12 percent to $1.99, higher than last year by $0.22

•	Strong free cash flow of $276 million, including $234 million of capital investment for future growth

•	Significant shareholder return; repurchased $260 million of common stock in 2014, totaling more than $1 billion since program inception

•	Continued capital structure actions, including conversion of all outstanding preferred shares, refinancing of senior unsecured notes, reduction of U.S. pension obligations.

•	Divested Venezuelan operations, eliminating currency volatility

•	$730 million sales backlog over next three years, providing top-line growth in excess of market factors; an increase of $170 million, or 30 percent, compared with last year’s backlog

MAUMEE, Ohio, Feb. 19, 2015 – Dana Holding Corporation (NYSE: DAN) today announced its fourth-quarter and full-year results for 2014.

Fourth-Quarter 2014 Financial Results

Sales for the fourth-quarter of 2014 totaled $1.58 billion, compared with $1.62 billion for the same period a year ago, with unfavorable currency lowering sales by $106 million. Adjusting for the effects of currency, sales increased $64 million or 4 percent, driven by higher end-market demand and cost-recovery initiatives.

In the fourth quarter of 2014, Dana completed a number of important initiatives to further enhance shareholder value. In December 2014, Dana entered into an agreement to divest its Venezuela operations to an independent and locally operated company. This transaction was successfully completed in January 2015, addressing the economic volatility and on-going uncertainty associated with operating in that country. A net charge of $77 million was recognized in the fourth quarter of 2014 relating to this divestiture.

During the quarter, the company also completed a voluntary settlement program with deferred vested salaried participants in its U.S. pension plans that reduced pension benefit obligations by approximately $170 million. This program, along with other actions, resulted in $42 million of pension settlement charges in the fourth quarter.

Finally, Dana completed a refinancing of long-term debt obligations, extending the company’s debt maturities and lowering annual interest costs. Following this refinancing, the company’s next significant debt maturity is in the year 2021. The fourth-quarter 2014 financial results include a loss on debt extinguishment of $19 million associated with this action.

Net income attributable to Dana for the fourth quarter of 2014 was $109 million, compared with $42 million in 2013. The company’s 2014 results included a $179 million tax benefit from the release of certain U.S. deferred tax valuation allowances, partially offset by the $138 million of non-recurring charges highlighted above. These items are excluded from Dana’s adjusted EBITDA and diluted adjusted earnings per share.

Adjusting for these non-recurring items, net income attributable to Dana for the fourth quarter of 2014 was $68 million, an increase of $26 million compared with a year ago. The increase in net income was principally driven by improved gross profit and lower SG&A, restructuring, amortization, and income tax expenses in the quarter. Partially offsetting these improvements was a higher loss from discontinued operations.

Diluted adjusted earnings per share in the fourth quarter of 2014 were $0.53, an increase of 8 percent, four cents higher than the same period last year.

Adjusted EBITDA for the fourth quarter of 2014 was $178 million, compared with $174 million in 2013, the favorable impact of higher volumes and net cost performance more than offsetting the effects of unfavorable currency. Adjusted EBITDA margin of 11.3 percent increased 60 basis points when compared with the same period a year ago.

Free cash flow for the fourth quarter totaled $118 million, $80 million lower when compared with 2013, principally reflecting lower working capital inflows as the company continued to maintain net working capital investment efficiencies achieved through 2013.

Full-Year 2014 Financial Results

Sales for the year were $6.6 billion, $152 million lower compared with a year ago, with unfavorable currency accounting for more than $200 million of the change. Cost-recovery actions increased sales by $65 million. Volume and mix was largely neutral compared with last year, as stronger demand in North American and European light- and commercial-vehicle markets were more than offset by weaker demand in global off-highway and South American medium- and heavy-truck markets.

Net income attributable to Dana for the full-year 2014 was $319 million, which included a net benefit of $41 million from the fourth quarter’s non-recurring items previously highlighted. Adjusting for the effect of these non-recurring items, net income attributable to Dana was $278 million, compared with $244 million in 2013. The increase in net income was principally driven by improved gross profit and lower amortization, restructuring, and income tax expenses, partially offset by higher interest expense and loss from discontinued operations.

Diluted adjusted earnings per share for 2014 increased 12 percent to $1.99, compared with $1.77 in 2013, reflecting mostly a lower share count from the continued execution of the company’s share repurchase program.

While sales were lower than a year ago on significant currency impacts and a mixed demand environment, Dana’s adjusted EBITDA for 2014 was $746 million, slightly higher than 2013. Adjusted EBITDA margin for full-year 2014 rose by 30 basis points over 2013 to 11.3 percent of sales, representing a record performance and the sixth consecutive year of improvement.

The company also reported strong free cash flow of $276 million in 2014. Compared with 2013, restructuring outlays, pension contributions, and cash taxes were all lower, with increased capital spending principally for new business launches and increased interest as partial offsets. Working capital was a slight use in 2014 compared with 2013, as the company continued to maintain achieved efficiencies. At Dec. 31, 2014, cash balances, including marketable securities, totaled $1.29 billion, and total liquidity stood at $1.57 billion, including $303 million of availability under the company’s undrawn U.S. credit facility.

Share Repurchase Program

In 2014, Dana’s Board of Directors approved the expansion of its existing share repurchase program from $1.0 billion to $1.4 billion. During 2014, the company completed $260 million of share repurchases, and since inception of the program in late 2012, the company has repurchased or redeemed the equivalent of 51 million common shares, returning more than $1 billion to shareholders. At the end of 2014, $311 million of authorization remained under this program.

“We are pleased with our 2014 results, especially given a number of end-market challenges and currency volatility we encountered during the course of the year. Once again, we ended the year with record adjusted EBITDA margins, making it our sixth consecutive year of margin growth. We continue to generate strong free cash flow, providing us the ability to continue to invest in the business for the future and return shareholder value through execution of our share repurchase and dividend programs,” said President and Chief Executive Officer Roger Wood.

“As we look forward in 2015, we’re excited about the future and continue to execute initiatives to maintain our flexibility and minimize risk – the successful divestiture of the business in Venezuela being one recent example. We remain focused on and investing in technology and innovation, and our value-added products and global capabilities are driving our increasing sales backlog. While currency volatility is likely to remain front and center for the foreseeable future, we believe our efforts and focus will allow Dana to continue to grow its top line in excess of market demand over the long term,” he added.

Business Unit Performance – Full-Year 2014 Results

Light Vehicle Driveline Technologies

Sales were $2.50 billion for 2014, compared with $2.55 billion last year, a $53 million decrease year over year. Unfavorable currency effects lowered sales by $148 million. Volume and mix provided a partial offset to the effects of currency, reflecting continued strength in full-frame light-truck production in North America along with incremental volume from several new program launches in the region. Lower end-market demand in Asia tempered the strong performance in North America. Pricing actions to recover inflation and certain currency impacts in emerging markets increased sales by about $60 million in 2014 compared with last year.

Segment EBITDA for 2014 was $250 million, $8 million higher than 2013, with EBITDA margin of 10.0 percent representing an increase of 50 basis points when compared with 2013. The effects of higher volume, pricing, and cost-reduction actions offset the impacts of significant currency headwinds and emerging market inflationary pressures, resulting in both improved EBITDA and margin performance compared with last year.

Commercial Vehicle Driveline Technologies

Sales were $1.84 billion for 2014, compared with $1.86 billion in 2013. Currency lowered sales by $49 million, principally driven by a weaker Brazilian real. Adjusting for the effects of currency, sales increased by about $27 million from the previous year, driven by increased Class 8 and medium-truck production in North America, which was tempered by significantly lower medium- and heavy-truck production in South America.

Commercial Vehicle segment EBITDA for the year was $172 million, $22 million lower than 2013, resulting in a margin of 9.4 percent for the year. EBITDA and margin performance were adversely impacted by increased costs of about $11 million from supply chain inefficiencies as Dana continues to optimize its supply base and transition to new global suppliers. Increased warranty expense of about $8 million when compared with 2013 further impacted the comparisons.

Off-Highway Driveline Technologies

Sales were $1.23 billion, lower than 2013 by about 7 percent, driven by lower global demand in served agriculture, construction, and mining OEM end-markets and aftermarket-related sales.

Segment EBITDA was $169 million, $6 million higher than a year ago, and margin rose 140 basis points to 13.7 percent compared with 2013. These improvements reflected the benefit of net material cost savings, pricing actions, and other cost reductions achieved despite a lower volume environment.

Power Technologies

Sales were $1.05 billion, compared with $1.03 billion in 2013. Currency movements lowered sales by $16 million when compared with last year, while stronger global light-vehicle engine production and increased medium- and heavy-truck production levels in North America provided a volume benefit of $42 million.

Segment EBITDA was $154 million, an increase of $4 million over last year, providing a margin of 14.6 percent. Favorable volume and mix of $11 million offset the effects of unfavorable currency of $4 million. Net material cost savings and other cost-reduction actions partially offset specific warranty settlements.

“Three of our four business units recorded record margin performance in 2014, reflecting the continuing focus and execution of productivity and improvement initiatives by our people around the world. Our Commercial Vehicle business was impacted by a significant supply-chain initiative that we undertook to provide the business more flexibility and cost competitiveness for the long term. We expect to begin realizing the benefits of this action during the course of 2015 as we complete this activity,” Mr. Wood said. “Our business approach, diligence, and execution allows us to drive continued margin performance even in a mixed demand environment. We believe Dana is well positioned to capitalize upon our growing sales backlog as we continue to provide exceptional value to our customers and shareholders.”

Company Solidifies 2015 Guidance

In January, Dana announced preliminary financial targets for full-year 2015. Since issuing these targets, the company successfully completed the divestiture of its Venezuelan operations, which represented about $200 million of expected sales in 2015. In addition, the U.S. dollar has continued to strengthen against foreign currencies in regions where Dana maintains significant operations. Most notably, the euro, British pound, and Canadian dollar have continued to weaken since the end of 2014. Accordingly, Dana has adjusted its full-year 2015 guidance for these events to:

•	Sales of $6.4 to 6.5 billion;

•	Adjusted EBITDA of $740 to $760 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.6 percent;

•	Diluted adjusted EPS of approximately $2.05 to $2.15 (excluding the impact of share repurchases after Dec. 31, 2014);

•	Capital spending of $300 to $320 million; and

•	Free cash flow of $190 to $220 million.

Dana Continues to Win Significant New Business

In 2014, Dana continued to win new business around the world, increasing its three-year sales backlog by 30 percent, over the previous backlog, to $730 million. The company was selected to supply major programs to: Doosan, Ford, Jaguar, JLG, John Deere, Mahindra and Mahindra, Nissan, Sany, Terex, Toyota, and XCMG.

Of significance, Dana has begun production of front and rear axles for the Chevy Colorado and GMC Canyon, the former of which earned Motor Trend’s Truck of the Year award, and will realize the full benefit of that program in 2015. Also in 2015, Dana will be launching several marquee programs, representing significant growth, with Jaguar, Nissan, and Suzuki.

Recognition of Dana Innovation and Technology

Dana continues to be recognized across all of its end markets for its innovation and is featured on many award-winning programs. Once again the company’s technologies were included on seven of the 2015 Ward’s 10 Best Engines. Among the products found on these engines were Victor Reinz® cylinder head and secondary gaskets, which deliver improved reliability and durability while reducing oil consumption and bore distortion; and Dana’s Long® brand of heat exchangers, which help to effectively manage heat to ensure optimum operating conditions and long-term durability.

In addition to the Chevy Colorado, Dana provides technologies for the Volkswagen Golf GTI, which was named the Motor Trend Car of the Year and the North American Car of the Year, as well as the Ford F-150, named the North American Truck of the Year.

In the commercial-vehicle market, Spicer® drive axles, steer axles, and driveshafts are featured prominently on the Kenworth T880 vocational truck, which was named the American Truck Dealer’s 2015 Commercial Truck of the Year.

OEM Off-Highway magazine recognized Dana’s Spicer® modular agricultural axle as one of its “Innovators” Top 10 New Products for 2014. Additionally, Dana’s Spicer® PowerBoost® technology was a named a finalist for the Intermat Innovation Award.

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 10 a.m. EST today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 70467120. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 7 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 42803164. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment, pension settlements or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs approximately 23,000 people in 25 countries on six continents. In 2014, Dana generated sales of $6.6 billion. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions except per share amounts)	Three Months Ended December 31,
	2014	2013
Net sales	$1,582	$1,624
Costs and expenses
Cost of sales	1,359	1,412
Selling, general and administrative expenses	101	105
Amortization of intangibles	9	19
Restructuring charges, net	7	10
Loss on disposal group held for sale	(80)
Pension settlement charges	(42)
Loss on extinguishment of debt	(19)
Other income, net	13	17

Income (loss) from continuing operations before interest expense and income taxes	(22)	95
Interest expense	29	30

Income (loss) from continuing operations before income taxes	(51)	65
Income tax expense (benefit)	(166)	23
Equity in earnings of affiliates	4	2

Income from continuing operations	119	44
Loss from discontinued operations	(11)	(1)

Net income	108	43
Less: Noncontrolling interests net income (loss)	(1)	1

Net income attributable to the parent company	109	42
Preferred stock dividend requirements		4

Net income available to common stockholders	$109	$38

Net income (loss) per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.71	$0.27
Loss from discontinued operations	$(0.06)	$(0.01)
Net income	$0.65	$0.26
Diluted:
Income from continuing operations	$0.71	$0.24
Loss from discontinued operations	$(0.07)	$(0.01)
Net income	$0.64	$0.23
Weighted-average common shares outstanding
Basic	168.1	146.0
Diluted	169.3	181.2

Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations

For the Year Ended December 31, 2014 and 2013

(In millions except per share amounts)	Year Ended December 31,
	2014	2013
Net sales	$6,617	$6,769
Costs and expenses
Cost of sales	5,672	5,849
Selling, general and administrative expenses	411	410
Amortization of intangibles	42	74
Restructuring charges, net	21	24
Loss on disposal group held for sale	(80)
Pension settlement charges	(42)
Loss on extinguishment of debt	(19)
Other income, net	48	55

Income from continuing operations before interest expense and income taxes	378	467
Interest expense	118	99

Income from continuing operations before income taxes	260	368
Income tax expense (benefit)	(70)	119
Equity in earnings of affiliates	13	12

Income from continuing operations	343	261
Loss from discontinued operations	(15)	(1)

Net income	328	260
Less: Noncontrolling interests net income	9	16

Net income attributable to the parent company	319	244
Preferred stock dividend requirements	7	25
Preferred stock redemption premium		232

Net income (loss) available to common stockholders	$312	$(13)

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$2.07	$(0.08)
Loss from discontinued operations	$(0.10)	$(0.01)
Net income (loss)	$1.97	$(0.09)
Diluted:
Income (loss) from continuing operations	$1.93	$(0.08)
Loss from discontinued operations	$(0.09)	$(0.01)
Net income (loss)	$1.84	$(0.09)
Weighted-average common shares outstanding
Basic	158.0	146.4
Diluted	173.5	146.4

Dividends declared per common share	$0.20	$0.20

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions)	Three Months Ended December 31,
	2014	2013
Net income	$108	$43
Less: Noncontrolling interests net income	(1)	1

Net income attributable to the parent company	109	42

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(74)	(6)
Hedging gains and losses	(6)
Investment and other gains and losses	1	(3)
Defined benefit plans	(95)	102

Other comprehensive income (loss) attributable to the parent company	(174)	93

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(2)	(1)

Other comprehensive loss attributable to noncontrolling interests	(2)	(1)
Total comprehensive income attributable to the parent company	(65)	135
Total comprehensive loss attributable to noncontrolling interests	(3)	—

Total comprehensive income	$(68)	$135

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2014 and 2013

(In millions)	Year Ended December 31,
	2014	2013
Net income	$328	$260
Less: Noncontrolling interests net income	9	16

Net income attributable to the parent company	319	244

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(185)	(40)
Hedging gains and losses	(9)	(4)
Investment and other gains and losses	2	(9)
Defined benefit plans	(78)	122

Other comprehensive income (loss) attributable to the parent company	(270)	69

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(4)	(5)
Hedging gains and losses		1

Other comprehensive loss attributable to noncontrolling interests	(4)	(4)

Total comprehensive income attributable to the parent company	49	313
Total comprehensive income attributable to noncontrolling interests	5	12

Total comprehensive income	$54	$325

DANA HOLDING CORPORATION

Consolidated Balance Sheet

As of December 31, 2014 and December 31, 2013

(In millions except share and per share amounts)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$1,121	$1,256
Marketable securities	169	110
Accounts receivable
Trade, less allowance for doubtful accounts of $6 in 2014 and $7 in 2013	755	793
Other	117	223
Inventories	654	670
Other current assets	111	113
Current assets of disposal group held for sale	27

Total current assets	2,954	3,165
Goodwill	90	106
Intangibles	169	227
Other noncurrent assets	337	196
Investments in affiliates	204	210
Property, plant and equipment, net	1,176	1,225

Total assets	$4,930	$5,129

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$65	$57
Accounts payable	791	804
Accrued payroll and employee benefits	158	161
Accrued restructuring costs	9	14
Taxes on income	32	35
Other accrued liabilities	185	197
Current liabilities of disposal group held for sale	21

Total current liabilities	1,261	1,268
Long-term debt	1,613	1,567
Pension and postretirement obligations	580	530
Other noncurrent liabilities	279	351
Noncurrent liabilities of disposal group held for sale	17

Total liabilities	3,750	3,716

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized Series B, $0.01 par value, zero and 3,803,774 shares outstanding		372
Common stock, 450,000,000 shares authorized, $0.01 par value, 166,070,057 and 145,338,342 outstanding	2	2
Additional paid-in capital	2,640	2,840
Accumulated deficit	(532)	(812)
Treasury stock, at cost (1,588,990 and 18,742,288 shares)	(33)	(366)
Accumulated other comprehensive loss	(997)	(727)

Total parent company stockholders’ equity	1,080	1,309
Noncontrolling equity	100	104

Total equity	1,180	1,413

Total liabilities and equity	$4,930	$5,129

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions)	Three Months Ended December 31,
	2014	2013
Operating activities
Net income	$108	$43
Depreciation	42	52
Amortization of intangibles	11	22
Amortization of deferred financing charges	1	1
Call premium on senior notes	15
Write off of deferred financing costs	4	2
Unremitted earnings of affiliates	(2)	6
Stock compensation expense	5	2
Deferred income taxes	(193)	(15)
Pension expense (contributions), net	38	(4)
Loss on disposal group held for sale	78
Change in working capital	81	179
Change in other noncurrent assets and liabilities	(16)	(1)
Other, net	36	(3)

Net cash provided by operating activities (1)	208	284

Investing activities
Purchases of property, plant and equipment (1)	(90)	(86)
Purchases of marketable securities	(21)	(4)
Proceeds from sales of marketable securities	5
Proceeds from maturities of marketable securities	17	1
Other	(5)	1

Net cash used in investing activities	(94)	(88)

Financing activities
Net change in short-term debt	(3)	(3)
Proceeds from long-term debt	425	6
Repayment of long-term debt	(346)	(2)
Call premium on senior notes	(15)
Deferred financing payments	(7)
Dividends paid to preferred stockholders	(2)	(5)
Dividends paid to common stockholders	(8)	(8)
Distributions paid to noncontrolling interests	(1)
Repurchases of common stock	(79)	(49)
Other	1	1

Net cash provided by (used in) financing activities	(35)	(60)

Net increase (decrease) in cash and cash equivalents	79	136
Cash and cash equivalents – beginning of period	1,103	1,121
Effect of exchange rate changes on cash balances	(34)	(1)
Less: cash of disposal group held for sale	(27)

Cash and cash equivalents – end of period	$1,121	$1,256

(1)	Free cash flow of $118 in 2014 and $198 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2014 and 2013

(In millions)	Year Ended December 31,
	2014	2013
Operating activities
Net income	$328	$260
Depreciation	164	175
Amortization of intangibles	49	87
Amortization of deferred financing charges	5	5
Call premium on senior notes	15
Write off of deferred financing costs	4	4
Unremitted earnings of affiliates	4	(2)
Stock compensation expense	16	16
Deferred income taxes	(199)	(10)
Pension expense (contributions), net	30	(60)
Loss on disposal group held for sale	78
Interest payment received on payment-in-kind note receivable	40	26
Change in working capital	(39)	104
Change in other noncurrent assets and liabilities	(16)	(3)
Other, net	31	(25)

Net cash provided by operating activities (1)	510	577

Investing activities
Purchases of property, plant and equipment (1)	(234)	(209)
Acquisition of business		(8)
Principal payment received on payment-in-kind note receivable	35	33
Purchases of marketable securities	(84)	(84)
Proceeds from sales of marketable securities	7	28
Proceeds from maturities of marketable securities	21	8
Proceeds from sale of business	9	1
Other		9

Net cash used in investing activities	(246)	(222)

Financing activities
Net change in short-term debt	(8)	(14)
Proceeds from letters of credit	12
Repayment of letters of credit	(8)
Proceeds from long-term debt	448	817
Repayment of long-term debt	(372)	(57)
Call premium on senior notes	(15)
Deferred financing payments	(7)	(17)
Preferred stock redemption		(474)
Dividends paid to preferred stockholders	(8)	(28)
Dividends paid to common stockholders	(32)	(30)
Distributions paid to noncontrolling interests	(9)	(11)
Repurchases of common stock	(260)	(337)
Payments to acquire noncontrolling interests		(7)
Other	5	8

Net cash used in financing activities	(254)	(150)

Net increase in cash and cash equivalents	10	205
Cash and cash equivalents – beginning of period	1,256	1,059
Effect of exchange rate changes on cash balances	(118)	(8)
Less: cash of disposal group held for sale	(27)

Cash and cash equivalents – end of period	$1,121	$1,256

(1)	Free cash flow of $276 in 2014 and $368 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions)	Three Months Ended December 31,
	2014	2013
Sales
Light Vehicle	$634	$628
Commercial Vehicle	431	439
Off-Highway	272	305
Power Technologies	245	252

Total Sales	$1,582	$1,624

Segment EBITDA
Light Vehicle	$74	$63
Commercial Vehicle	34	40
Off-Highway	41	36
Power Technologies	34	36

Total Segment EBITDA	183	175
Corporate expense and other items, net	(5)	1
Structures EBITDA		(2)

Adjusted EBITDA	$178	$174

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Year Ended December 31, 2014 and 2013

(In millions)	Year Ended December 31,
	2014	2013
Sales
Light Vehicle	$2,496	$2,549
Commercial Vehicle	1,838	1,860
Off-Highway	1,231	1,330
Power Technologies	1,052	1,030

Total Sales	$6,617	$6,769

Segment EBITDA
Light Vehicle	$250	$242
Commercial Vehicle	172	194
Off-Highway	169	163
Power Technologies	154	150

Total Segment EBITDA	745	749
Corporate expense and other items, net	1	(2)
Structures EBITDA		(2)

Adjusted EBITDA	$746	$745

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions)	Three Months Ended December 31,
	2014	2013
Segment EBITDA	$183	$175
Corporate expense and other items, net	(5)	1
Structures EBITDA	—	(2)

Adjusted EBITDA	178	174
Depreciation	(42)	(52)
Amortization of intangibles	(11)	(22)
Restructuring	(7)	(10)
Strategic transaction expenses and other items	2	2
Loss on disposal group held for sale	(80)
Pension settlement charges	(42)
Loss on extinguishment of debt	(19)
Write-off of deferred financing costs		(2)
Recognition of unrealized gain on payment-in-kind note receivable
Structures EBITDA		2
Stock compensation expense	(5)	(2)
Interest expense, net	(25)	(25)

Income (loss) from continuing operations before income taxes	(51)	65
Income tax expense (benefit)	(166)	23
Equity in earnings of affiliates	4	2

Income from continuing operations	119	44
Loss from discontinued operations	(11)	(1)

Net income	$108	$43

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Year Ended December 31, 2014 and 2013

(In millions)	Year Ended December 31,
	2014	2013
Segment EBITDA	$745	$749
Corporate expense and other items, net	1	(2)
Structures EBITDA		(2)

Adjusted EBITDA	746	745
Depreciation	(164)	(175)
Amortization of intangibles	(49)	(87)
Restructuring	(21)	(24)
Strategic transaction expenses and other items	6	(4)
Loss on disposal group held for sale	(80)
Pension settlement charges	(42)
Loss on extinguishment of debt	(19)
Write-off of deferred financing costs		(4)
Recognition of unrealized gain on payment-in-kind note receivable	2	5
Structures EBITDA		2
Stock compensation expense	(16)	(16)
Interest expense, net	(103)	(74)

Income from continuing operations before income taxes	260	368
Income tax expense (benefit)	(70)	119
Equity in earnings of affiliates	13	12

Income from continuing operations	343	261
Loss from discontinued operations	(15)	(1)

Net income	$328	$260

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2014 and 2013

(In millions except per share amounts)

	Three Months Ended December 31,
	2014	2013
Net income attributable to parent company	$109	$42
Restructuring charges (1)	6	8
Amortization of intangibles (1)	8	23
Non-recurring items (1)
U.S. valuation allowance release	(179)
Loss on divestiture of Venezuelan operations	77
Pension settlement charges	42
Loss on extinguishment of debt	19
Other items	8	16

Adjusted net income	$90	$89

Diluted shares - as reported	169	181

Adjusted diluted shares	169	181

Diluted adjusted EPS	$0.53	$0.49

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2014 and 2013

(In millions except per share amounts)

	Year Ended December 31,
	2014	2013
Net income attributable to parent company	$319	$244
Restructuring charges (1)	19	22
Amortization of intangibles (1)	37	74
Non-recurring items (1)
U.S. valuation allowance release	(179)
Loss on divestiture of Venezuelan operations	77
Pension settlement charges	42
Loss on extinguishment of debt	19
Other items	12	15

Adjusted net income	$346	$355

Diluted shares - as reported	174	146
Potentially dilutive shares		2
Conversion of preferred stock		52

Adjusted diluted shares	174	200

Diluted adjusted EPS	$1.99	$1.77

(1)	Amounts are net of associated tax effect.